Exhibit 99.1

Contact:

Kearstin Patterson

Director, Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics Announces Date of FDA Advisory Panel Review of Augment™ Bone Graft

Panel Tentatively Scheduled for May 12, 2011

Franklin, Tenn. – January 31, 2011 – BioMimetic Therapeutics, Inc. (NASDAQ: BMTI), a biotechnology company specializing in the development and commercialization of innovative drug-device combination products to promote the healing of musculoskeletal injuries and diseases, today announced that the U.S. Food and Drug Administration (FDA) has tentatively scheduled an Orthopedic and Rehabilitation Devices Panel meeting on May 12, 2011 to review the Company’s Premarket Approval (PMA) application for Augment™ Bone Graft for the treatment of foot and ankle fusions in the U.S.  If the panel determines the product’s benefits outweigh any potential risks, the Company expects approval of Augment by the FDA within three to six months after the panel date.

“We are pleased that the date for the FDA advisory panel meeting has been set and look forward to the opportunity to present our findings from the Augment clinical program.   To date, nearly 650 patients have been treated in Augment orthopedic clinical trials over the past four years. Moreover, GEM 21S®, a nearly identical product, has proven safe and effective for treatment of periodontal bone and soft tissue defects during its five years of commercial use,” commented Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics.  “We are confident that, if approved, Augment will provide U.S. physicians and patients with a safe and important new therapeutic option for the treatment of foot and ankle fusions without the pain and morbidity associated with the current gold standard which requires taking autogenous bone from elsewhere in the patient’s body.  If approved, Augment will be the first new recombinant bone and tissue growth factor technology to be introduced for orthopedic uses in nearly a decade.”

Confirmation and details of the meeting will be published in the Federal Register approximately six to eight weeks prior to the scheduled meeting date. Please note that until this panel meeting is announced in the Federal Register, it is considered tentative and could be postponed or cancelled. The Federal Register notice will be available at the following website: http://www.fda.gov/RegulatoryInformation/Dockets/FR/default.htm.

About BioMimetic Therapeutics

BioMimetic Therapeutics (NASDAQ: BMTI) is a biotechnology company specializing in the development and commercialization of innovative drug-device combination products to promote the healing of musculoskeletal injuries and diseases, including orthopedic, spine and sports injury applications. All products developed by BioMimetic are based upon recombinant human platelet-derived growth factor (rhPDGF-BB) platform technology, which is a synthetic form of PDGF, one of the body's principal agents to stimulate and direct healing and regeneration. Through the commercialization of this patented technology, BioMimetic seeks to become the leading company in the field of regenerative medicine by providing new treatment options for the repair of bone, cartilage, tendons and ligaments, thus helping patients recover faster from their orthopedic injuries.

In 2005, BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration. Additionally, BioMimetic Therapeutics has completed and continues to sponsor clinical trials with its three lead product candidates Augment™ Bone Graft, Augment™ Injectable Bone Graft, and Augment™ Rotator Cuff Graft in multiple orthopedic and sports medicine indications including the treatment of foot and ankle fusions, the stimulation of healing of fractures of the wrist, and the surgical treatment of rotator cuff tears.  In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment Bone Graft as an alternative to the use of autograft, the current gold standard in bone grafting, in foot and ankle fusion indications in Canada. In May 2010, the Company’s Pre-Marketing Approval (PMA) application for the approval of Augment Bone Graft was filed with the FDA, and the Company anticipates approval for this product in the United States in 2011.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dental related product and markets it through its Osteohealth Company in the United States and Canada.

For further information contact Kearstin Patterson, director of corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements, including that the FDA Advisory Panel will not find that the benefits of Augment outweigh its potential risks or that even if the FDA Advisory Panel does find that such benefits outweigh the potential risks, the FDA will not approve Augment.  Further, BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s products, the approval process for and the commercialization of its product candidates, preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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